FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                (Date of earliest event reported)
                         January 19, 2000



                      US AIRWAYS GROUP, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-5306
      (Registrant's telephone number, including area code)

                (Commission file number: 1-8444)
        (I.R.S. Employer Identification No: 54-1194634)


                         US AIRWAYS, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-7000
      (Registrant's telephone number, including area code)
                (Commission file number: 1-8442)
        (I.R.S. Employer Identification No: 53-0218143)




Item 5. Other Events

     On January 19, 2000, US Airways Group, Inc. (US Airways Group or the "Company") and US Airways, Inc. (US Airways) issued a news release disclosing the results of operations for both companies for the three months and year ended December 31, 1999, and selected operating and financial statistics for US Airways for the same periods (see Exhibit 99 to this report).

     Rakesh Gangwal, President and Chief Executive Officer of both US Airways Group and US Airways, Lawrence M. Nagin, Executive Vice President--Corporate Affairs and General Counsel of both companies, Thomas A. Mutryn, Senior Vice President--Finance and Chief Financial Officer of both companies and Greg Taylor, Senior Vice President-- Planning for US Airways, spoke with industry analysts on a conference call following the news release.

     During the call, additional information related to the Company's purchases of its common stock and select balance sheet information was provided. In 1999, the Company purchased 18.1 million shares for approximately $817 million, including 5.6 million shares for approximately $165 million in the fourth quarter. The cash and cash equivalent balance and debt including capital lease obligations balance as of December 31, 1999 were $870 million and $2.2 billion, respectively.

     Also disclosed during the call, US Airways' system-wide capacity (available seat miles or ASMs) is expected to increase approximately 8% to 10% for 2000 compared to 1999. Departure completion factor is expected to rebound from 95.5% in 1999 to 98% in 2000. Unit revenues are expected to decline year over year.

     Despite higher fuel costs, which are expected to be $184 million over 1999 levels, and higher pay rates, unit cost for 2000 is expected to decline by 4% year over year. More specifically, the Company's growth is expected to allow it to become more productive and spread overhead over a larger base. Commission expenses is expected to decline by $78 million, driven by a decrease in average commission rate of 6.3% in 1999 to 4.9% in 2000. Information technology and communication costs are planned to be down $30 million or 9%, reflecting steady-state costs vs. the transition activities seen in 1999. Labor unit costs, despite the year-over-year increases in rates of pay are expected to improve by 3%, driven by improvements in productivity and better completion factors. Aircraft rent is expected to be up about 10%, as we plan to lease roughly 30% of our 2000 deliveries. Maintenance materials and repairs are planned to be flat with 1999. Other selling expenses are expected to climb by 11%, and depreciation and amortization should increase 5%, after adjusting for 1999's impairment charge. With regards to items not impacting unit cost, aircraft financings are expected to drive interest expense up by 34%, while interest income is planned to fall about 20%.

     In the near term, the Company is expecting a loss for the first quarter of 2000. Even though the Company expects unit costs less fuel costs to be flat for the quarter, unit revenues will be under pressure driven by the capacity imbalances in the route network, the lingering revenue impacts due to the passenger ill-will caused by the disappointing operational performance of the 1999 third quarter, and the booking impact due to the uncertainties associated with the open contract with the flight attendants.

    Certain of the information discussed on the conference call should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking information include: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing-- particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the Company's products, demand for air transportation in the markets in which the Company operates, disruptions relating to labor negotiations and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.


Item 7.   Financial Statements and Exhibits

(c)  Exhibits

Designation                      Description
-----------                      -----------
    99        News release dated January 19, 2000 of US Airways
              Group, Inc. and US Airways, Inc.









                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                              US Airways Group, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: January 19, 2000   By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer

                              US Airways, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: January 19, 2000   By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer













            (this space intentionally left blank)













Exhibit 99

           US AIRWAYS GROUP 1999 NET INCOME IS $197 MILLION
               INCLUDING NON-RECURRING AND UNUSUAL ITEMS

     ARLINGTON, Va., Jan. 19, 2000 - US Airways Group, Inc. reported net income of $197 million and operating income of $136 million for 1999 on revenues of $8.6 billion. On a diluted per share basis, the net earnings for the year were $2.64.

     Excluding non-recurring and unusual items, net income for the year was $37 million and operating income was $181 million. On a diluted per share basis, the net earnings for the year, excluding non-recurring and unusual items, were $0.50.

     For the 4th quarter of 1999, there was a net loss of $81 million and an operating loss of $121 million on revenues of $2.1 billion. On a diluted per share basis, the net loss for the quarter was $1.16.

     Excluding non-recurring and unusual items, the net loss for the 4th quarter was $47 million and the operating loss was $60 million. On a diluted per share basis, excluding non-recurring and unusual items, the net loss for the quarter was $0.68.

     "The results for 1999 are a disappointment to all of us. The employees of US Airways nevertheless are to be commended for continuing their efforts to run a quality airline and build upon the positive developments of the past year," said President and CEO Rakesh
Gangwal.

     "While there was progress during 1999 that speaks well for the future, the year's financial performance clearly was well below an acceptable level," said US Airways Chairman Stephen M. Wolf.

     Wolf and Gangwal noted that the year's performance was affected by a number of factors, including poor weather early in the year, air traffic control issues, the learning impact of a new computer system, crew shortages due to training needs and aircraft coming out of maintenance at a pace slower than anticipated.

     At the same time, they noted that in addition to the many labor agreements reached during the year, US Airways continued to integrate new Airbus single-aisle aircraft into the fleet. They said that planning also is well along for introducing new Airbus A330-300 transatlantic aircraft and that the new Sabre system now is functioning smoothly.

     Included in the 4th quarter results were three unusual financial items. In connection with an evaluation of its fleet, US Airways recognized a pretax impairment charge of $64 million relating to the planned retirement of the company's remaining DC-9 and 17 737-200 aircraft. The company also recognized a pretax gain of approximately $7.3 million from the sale of about 34 percent of its holdings in Equant, and recorded a pretax credit of $3 million due to a reversal of certain prior write-offs involving BAe-146 aircraft.

     There also was an unusual pretax gain of $9.9 million in the 1st quarter of 1999 relating to the sale of Equant stock and one of $274 million in the 2nd quarter relating to the sale of holdings in Galileo. Also in the 2nd quarter, there was a $12 million pretax expense credit resulting from the sale or lease termination of six BAe-146 aircraft and a $4 million pretax reversal of an accrual related to the consolidation of maintenance facilities.

     Operating revenues for 1999 of $8.6 billion were down by 1.1 percent as compared to 1998 while operating expenses of $8.5 billion were up by 10.2 percent. Unit costs for US Airways, Inc. for the year increased 4.5 percent to 12.90 cents, driven in part by an increase of 13.1 percent in cost of aviation fuel per gallon to 58.63 cents. Passenger unit revenues of 11.58 cents declined 6.5 percent from 1998. Total available seat miles for the year increased 4.2 percent while total revenue passenger miles increased 0.5 percent. The passenger load factor for the year was 70.1 percent, a decline of 2.6 percentage points from 1998.

     Operating revenues for the 4th quarter of $2.1 billion were up by 0.7 percent as compared to 1998 while operating expenses of $2.3 billion were up by 16.1 percent, reflecting both fuel costs and unusual items. Unit costs for US Airways, Inc. for the quarter were
12.96 cents, up by 6.2 percent. The cost of fuel was 74.21 cents per gallon, an increase of 52.1 percent. Passenger unit revenues of 11.01 cents were down by 5.7 percent from 1998. Total available seat miles for the quarter increased 5.9 percent while total revenue passenger miles increased 3.7 percent. The passenger load factor was 67.6 percent, down by 1.5 percentage points.

                                 -30-
NUMBER:  3816




                        US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                Three Months Ended December 31,
                              -----------------------------------
                                 1999      1998(Note 1)  % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    1,896    $    1,902       (0.3)
 Cargo and freight                   40            43       (7.0)
 Other                              199           176       13.1
                              ---------     ---------
  Total Operating Revenues        2,135         2,121        0.7

Operating Expenses
 Personnel costs                    873           793       10.1
 Aviation fuel                      237           148       60.1
 Commissions                        111           125      (11.2)
 Aircraft rent                      123           111       10.8
 Other rent and landing fees        109           109         --
 Aircraft maintenance               131           110       19.1
 Other selling expenses              82            72       13.9
 Depreciation and amortization      151            82       84.1
 Other                              439           393       11.7
                              ---------     ---------
  Total Operating Expenses        2,256         1,943       16.1
                              ---------     ---------
  Operating Income (Loss)          (121)          178     (168.0)

Other Income (Expense)
 Interest income                     18            24      (25.0)
 Interest expense                   (49)          (49)        --
 Interest capitalized                 9            11      (18.2)
 Gain on sale of
  marketable equity securities       --            --         --
 Other, net                           8            10      (20.0)
                              ---------     ---------
  Other Income (Expense), Net       (14)           (4)     250.0
                              ---------     ---------
Income (Loss) Before Taxes         (135)          174     (177.6)

 Provision (Credit) for
  Income Taxes                      (54)           70     (177.1)
                              ---------     ---------
Net Income (Loss)                   (81)          104     (177.9)

 Preferred Dividend Requirement      --            --         --
                              ---------     ---------
Earnings (Loss) Applicable to
 Common Stockholders         $      (81)   $      104     (177.9)
                              =========     =========
Earnings (Loss) per Common Share
 Basic                       $    (1.16)   $     1.20     (196.7)
 Diluted                     $    (1.16)   $     1.18     (198.3)

Shares Used for Computation (000)
 Basic                           69,347        86,430
 Diluted                         69,347        87,987

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.



                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                Twelve Months Ended December 31,
                              -----------------------------------
                                 1999      1998(Note 1)  % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    7,685    $    7,826       (1.8)
 Cargo and freight                  149           168      (11.3)
 Other                              761           694        9.7
                              ---------     ---------
  Total Operating Revenues        8,595         8,688       (1.1)

Operating Expenses
 Personnel costs                  3,380         3,101        9.0
 Aviation fuel                      727           623       16.7
 Commissions                        484           519       (6.7)
 Aircraft rent                      466           440        5.9
 Other rent and landing fees        430           417        3.1
 Aircraft maintenance               498           448       11.2
 Other selling expenses             379           372        1.9
 Depreciation and amortization      401           318       26.1
 Other                            1,694         1,436       18.0
                              ---------     ---------
  Total Operating Expenses        8,459         7,674       10.2
                              ---------     ---------
  Operating Income (Loss)           136         1,014      (86.6)

Other Income (Expense)
 Interest income                     66           111      (40.5)
 Interest expense                  (193)         (223)     (13.5)
 Interest capitalized                38             3    1,166.7
 Gain on sale of
  marketable equity securities      274            --         --
 Other, net                          24            (3)    (900.0)
                              ---------     ---------
  Other Income (Expense), Net       209          (112)    (286.6)
                              ---------     ---------
Income (Loss) Before Taxes          345           902      (61.8)

 Provision (Credit) for
  Income Taxes                      148           364      (59.3)
                              ---------     ---------
Net Income (Loss)                   197           538      (63.4)

 Preferred Dividend Requirement      --            (6)    (100.0)
                              ---------     ---------
Earnings (Loss) Applicable to
 Common Stockholders         $      197    $      532      (63.0)
                              =========     =========
Earnings (Loss) per Common Share
 Basic                       $     2.69    $     5.75      (53.2)
 Diluted                     $     2.64    $     5.60      (52.9)

Shares Used for Computation(000)
 Basic                           73,316        92,413
 Diluted                         74,603        96,211


Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.




                         US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Three Months Ended December 31,
                              -----------------------------------
                                1999    1998 (Note 1)    % Change
                              --------- -------------    --------
Operating Revenues
 Passenger transportation    $    1,687    $    1,690       (0.2)
 US Airways Express
  transportation revenues           199           191        4.2
 Cargo and freight                   38            43      (11.6)
 Other                              179           163        9.8
                              ---------     ---------
  Total Operating Revenues        2,103         2,087        0.8

Operating Expenses
 Personnel costs                    810           735       10.2
 Aviation fuel                      219           137       59.9
 Commissions                        100           113      (11.5)
 Aircraft rent                      107            95       12.6
 Other rent and landing fees         99           100       (1.0)
 Aircraft maintenance               107            87       23.0
 Other selling expenses              73            63       15.9
 Depreciation and amortization      143            75       90.7
 US Airways Express capacity
  purchases                         168           147       14.3
 Other                              392           364        7.7
                              ---------     ---------
  Total Operating Expenses        2,218         1,916       15.8
                              ---------     ---------
  Operating Income (Loss)          (115)          171     (167.3)


Other Income (Expense)
 Interest income                     30            52      (42.3)
 Interest expense                   (50)          (49)       2.0
 Interest capitalized                 3             6      (50.0)
 Gain on sale of marketable
  equity securities                  --            --         --
 Other, net                           8            10      (20.0)
                              ---------     ---------
  Other Income (Expense), Net        (9)           19     (147.4)
                              ---------     ---------
Income (Loss) Before Taxes         (124)          190     (165.3)
 Provision (Credit) for
  Income Taxes                      (47)           76     (161.8)
                              ---------     ---------
Net Income (Loss)            $      (77)   $      114     (167.5)
                              =========     =========
Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Twelve Months Ended December 31,
                              -----------------------------------
                                1999     1998 (Note 1)   % Change
                              ---------  ------------    --------
Operating Revenues
 Passenger transportation    $    6,848    $    7,021       (2.5)
 US Airways Express
  transportation revenues           780           711        9.7
 Cargo and freight                  145           164      (11.6)
 Other                              687           660        4.1
                              ---------     ---------
  Total Operating Revenues        8,460         8,556       (1.1)

Operating Expenses
 Personnel costs                  3,142         2,888        8.8
 Aviation fuel                      670           575       16.5
 Commissions                        438           474       (7.6)
 Aircraft rent                      402           381        5.5
 Other rent and landing fees        395           381        3.7
 Aircraft maintenance               397           357       11.2
 Other selling expenses             341           336        1.5
 Depreciation and amortization      370           290       27.6
 US Airways Express capacity
  purchases                         634           550       15.3
 Other                            1,532         1,334       14.8
                              ---------     ---------
  Total Operating Expenses        8,321         7,566       10.0
                              ---------     ---------
  Operating Income (Loss)           139           990      (86.0)

Other Income (Expense)
 Interest income                    199           182        9.3
 Interest expense                  (195)         (224)     (12.9)
 Interest capitalized                18           (10)    (280.0)
 Gain on sale of marketable
  equity securities                 274            --         --
 Other, net                          24            (2)  (1,300.0)
                              ---------     ---------
  Other Income (Expense), Net       320           (54)    (692.6)
                              ---------     ---------
Income (Loss) Before Taxes          459           936      (51.0)
 Provision (Credit) for
  Income Taxes                      186           377      (50.7)
                              ---------     ---------
Net Income (Loss)            $      273    $      559      (51.2)
                              =========     =========

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.

                         US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                 Three Months Ended December 31,
                                  -----------------------------
                                    1999       1998    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    14,075     14,202    (0.9)
Total revenue passenger miles
 (millions)                        10,386     10,012     3.7
Revenue passenger miles
 (millions)*                       10,367      9,991     3.8
Total available seat miles
 (millions)                        15,352     14,490     5.9
Available seat miles(millions)*    15,326     14,463     6.0
Passenger load factor*               67.6%      69.1%   (1.5)pts.
Break-even load factor (Note 2)      71.4%      63.9%    7.5 pts.
Yield*                              16.27c     16.91c   (3.8)
Passenger revenue per available
 seat mile*                         11.01c     11.68c   (5.7)
Revenue per available seat mile
 (Note 2)                           12.40c     13.08c   (5.2)
Cost per available seat mile
 (Note 2)                           12.96c     12.20c    6.2
Average passenger journey (miles)*    737        703     4.8
Average stage length (miles)*         612        603     1.5
Revenue aircraft miles (millions)*    113        107     5.6
Cost of aviation fuel per gallon    74.21c     48.79c   52.1
Cost of aviation fuel per gallon
 (excluding fuel taxes)             68.04c     43.23c   57.4
Gallons of aviation fuel consumed
 (millions)                           295        281     5.0
Schedule mileage completion factor*  97.9%      98.2%   (0.3)pts.
Number of aircraft in operating
 fleet at period-end                  383        376     1.9
Full-time equivalent employees at
 period-end                        41,636     38,210     9.0

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations, mainline flights operated as US Airways Shuttle, and the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude unusual charges and credits and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain
        US Airways Express air carriers.




                       US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                Twelve Months Ended December 31,
                                  -----------------------------
                                    1999       1998    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    55,812     57,990    (3.8)
Total revenue passenger miles
 (millions)                        41,563     41,370     0.5
Revenue passenger miles
 (millions)*                       41,478     41,253     0.5
Total available seat miles
 (millions)                        59,246     56,861     4.2
Available seat miles(millions)*    59,136     56,723     4.3
Passenger load factor*               70.1%      72.7%   (2.6)pts.
Break-even load factor (Note 2)      69.6%      65.7%    3.9 pts.
Yield*                              16.51c     17.02c   (3.0)
Passenger revenue per available
 seat mile*                         11.58c     12.38c   (6.5)
Revenue per available seat mile
 (Note 2)                           12.96c     13.80c   (6.1)
Cost per available seat mile
 (Note 2)                           12.90c     12.34c    4.5
Average passenger journey (miles)*    743        711     4.5
Average stage length (miles)*         616        597     3.2
Revenue aircraft miles (millions)*    437        422     3.6
Cost of aviation fuel per gallon    58.63c     51.83c   13.1
Cost of aviation fuel per gallon
 (excluding fuel taxes)             52.44c     45.95c   14.1
Gallons of aviation fuel consumed
 (millions)                         1,143      1,109     3.1
Schedule mileage completion factor*  96.7%      98.3%   (1.6)pts.
Number of aircraft in operating
 fleet at period-end                  383        376     1.9
Full-time equivalent employees at
 period-end                        41,636     38,210     9.0

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations, mainline flights operated as US Airways Shuttle, and the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude unusual charges and credits and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain
        US Airways Express air carriers.